UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 231-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information included in Item 3.03 below regarding the Amended Plan (as defined below) is incorporated by reference into this Item 1.01.

Item 3.03.	Material Modification to Rights of Security Holders.

On February 12, 2010, Radian Group Inc. (the “Company”) entered into the Amended and Restated Tax Benefit Preservation Plan, between the Company and The Bank of New York Mellon, as rights agent (as amended, the “Amended Plan”), which amends and restates the Tax Benefit Preservation Plan between the Company and The Bank of New York Mellon, as rights agent, dated October 9, 2009 (the “Original Plan”).

Background

The Board of Directors of the Company (the “Board”) adopted the Original Plan to protect stockholder value by preserving important tax assets. The Company has generated substantial net operating loss carryovers and other tax attributes for U.S. federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 of the Internal Revenue Code (“Section 382”). In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period. The Plan was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382.

Under the Original Plan, the Rights (as defined in the Plan) will expire upon the earliest of: (i) the close of business on October 9, 2019 unless that date is advanced or extended, (ii) the time at which the Rights are redeemed or exchanged under the Plan, (iii) the final adjournment of the Company’s 2010 annual meeting of stockholders if stockholder approval of the Plan has not been received before such time, (iv) the repeal of Section 382 or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company’s Tax Benefits, or (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

Amended Plan

The Board entered into the Amended Plan to provide that the Rights will also expire if the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company. Under the Amended Plan, the Board will make this determination on an annual basis in light of all relevant factors.

All of the other terms of the Amended Plan remain the same as the Original Plan. For additional information regarding the Original Plan, please see the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2009.

The foregoing summary is not a complete description of the Plan and is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1*	Amended and Restated Tax Benefit Preservation Plan, dated as of February 12, 2010, between Radian Group Inc. and The Bank of New York Mellon, as Rights Agent.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: February 17, 2010	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1*	Amended and Restated Tax Benefit Preservation Plan, dated as of February 12, 2010, between Radian Group Inc. and The Bank of New York Mellon, as Rights Agent.

*	Filed herewith.